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                                                                    EXHIBIT 10.2

                    ROYALTY DEED AND RIGHT OF FIRST REFUSAL

         This Royalty Deed and Right of First Refusal (the "Royalty Deed") is made as of the 13th day of May, 1994, by COBB RESOURCES CORPORATION, a New Mexico corporation ("Cobb"), HYDRO RESOURCES CORPORATION, a New Mexico corporation ("Hydro"), 4011 Mesa Verde N.E., Albuquerque, N.M. 87110 (collectively "Cobb/Hydro"), and ALTA GOLD CO., a Nevada corporation ("Alta"), 601 Whitney Ranch Drive, Suite 10, Henderson, Nevada 89014.

                                   RECITALS:

         A. Pursuant to the terms of that certain Special Warranty Deed (the "Special Warranty Deed"), dated November 16, 1989 and pursuant to that certain Agreement for Purchase and Sale of Mining Properties dated July 25, 1989 between Cobb Resources Corporation, and Copper Flat Mining Company, Ltd. (collectively the "Deed"), Cobb reserved for itself a non-participating production royalty equal to 5 percent Net Smelter Returns as described on page 2, paragraph (iii) of the Special Warranty Deed. The Special Warranty Deed was recorded with the Sierra County, New Mexico Recorder's office on November 17, 1989 in Mining Deed Book N at pages 756-773.

         B. Pursuant to the terms of that certain Agreement between Alta, Cobb and Hydro, dated January 26, 1994 (the "Agreement"), the parties made certain agreements respecting the 5 percent Net Smelter Returns royalty, and future royalty obligations and rights respecting the non-participating production royalty of Cobb described in the Deed.

         C. Cobb/Hydro and Alta desire to enter into this Royalty Deed to accomplish the purposes of the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Cobb/Hydro, Cobb for itself and Hydro for itself, do hereby grant, sell, transfer, convey and deliver to Alta the 5 percent Net Smelter Returns royalty described in paragraph (iii), page 2 of the Deed, free and clear of all liens, encumbrances, reservations and exceptions, except the following:

         A. Reservations and exceptions contained in Patents from the United States of America, provided, however, that Cobb/Hydro hereby represent to Alta that the said Patents do not contain a reservation of the mineral estate in the said lands to the United States of America;

         B. Rights of way and easements for roads, ditches, canals, pipelines and telephone lines of record on the date hereof; and

         C.  Taxes and assessments for 1994 and subsequent years.

         1. Minimum Advance Royalty. Cobb and Hydro hereby agree that the Minimum Advance Royalty referred to in paragraph (i), page 2 of the Special Warranty Deed will be
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credited against future production royalties after Alta acquires the property known as the Copper Flat Property. For purposes of this Royalty Deed, the Copper Flat Property shall be defined as the property described on Exhibit "A" attached hereto and incorporated herein by this reference. Alta agrees that if the Copper Flat Property is not in production within a period of five years from the date Alta acquires such Copper Flat Property, the Minimum Advance Royalty described in paragraph (i), page 2, of the Special Warranty Deed will no longer be credited against the future production royalties. In no event, however, will the future production royalty due Cobb/Hydro be less than $150,000 in any year.

         2. Right of First Refusal. Cobb and Hydro to the extent of Hydro's interest therein, hereby grant to Alta a right of first refusal to acquire the retained perpetual non-participating production royalty described on page 2, paragraphs (i) and (ii) of the Special Warranty Deed. Cobb and Hydro agree that if Cobb and/or Hydro at any time propose to sell or transfer any or all of said non-participating production royalty (the "Royalty") described in paragraphs
(i) and (ii), page 2, of the Special Warranty Deed, whether by sale, gift or otherwise, Cobb, or as applicable Hydro, shall first make a written offer to sell such Royalty to Alta according to the terms and conditions of a bona fide proposed sale. The offer shall state the name of the proposed transferee and all of the terms and conditions of the proposed transfer. Alta shall have a period of thirty (30) days after receipt of the offer in which to elect to purchase all or any portion of the offered Royalty. In the event of an exercise of its option to purchase the Royalty offered by Cobb and/or Hydro, Alta shall give written notice of its election to acquire such Royalty, or any portion thereof, pursuant to this paragraph. Any portion of the Royalty not purchased pursuant to the foregoing may be transferred by Cobb or Hydro to the proposed transferee named in the offer to Alta, according to the terms of such offer. However, if such transfer is not made within thirty (30) days following the termination of Alta's right of first refusal to purchase, or if the terms of such proposed transfer differs from the offer made to Alta, a new offer must be made to Alta before Cobb or Hydro can transfer any portion of the Royalty and the provisions of this paragraph shall again apply to such new offer and transfer.

         3. Notices. All notices under the provisions of this Royalty Deed shall be given by registered mail, postage prepaid, return receipt requested, and shall be effective when mailed to the addresses as follows:

   If to Alta Gold Co.:                          601 Whitney Ranch Drive
                                                 Suite 10
                                                 Henderson, Nevada 89014

   If to Cobb Resources Corporation:             302 East Jackson Street
                                                 P.O. Box 458
                                                 West Columbia, Texas 77486

   If to Hydro Resources Corporation:            4011 Mesa Verde N.E.
                                                 Albuquerque, New Mexico 87110

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         4.  Form of Transfer. In the event of exercise by Alta of the right of first refusal, evidence of such transfer of the Royalty, or any part thereof, shall be made by Royalty Deed in form and substance reasonably acceptable to Alta.

         5. Term. The right of first refusal granted hereby shall continue for a period of ten years from May 13, 1994.

         6. Approvals. Cobb and Hydro warrant and represent that they have obtained all necessary approvals required to effectuate the purposes of this Royalty Deed and that the execution, delivery and performance of this Royalty Deed by Cobb and Hydro have been duly authorized by all necessary corporate action, and does not conflict with or violate any provisions of the Articles of Incorporation or Bylaws of Cobb or Hydro and does not constitute a default under any agreement, document or paper to which Cobb or Hydro are a party, or by which they are bound.

         7. Definitions. The parties understand and agree that the definitions not otherwise defined in this Agreement and defined in the Special Warranty Deed shall, as applicable, apply to the terms and provisions of this Royalty Deed.

         8.  Deed. The Deed shall, in all other respects, remain unchanged.

         9. Additional Documentation. Cobb and Hydro will execute and deliver all such other and additional documents and will do all such other acts and things as may be necessary to more fully assure to Alta, its successors and assigns, all of the rights and interests hereby conveyed.

        10. Attorneys' Fees. In the event of a breach of any of the terms and provisions of this Royalty Deed and Right of First Refusal, the nondefaulting party shall be entitled to a reimbursement of any and all attorneys' fees, costs and expenses incurred by such nondefaulting party in enforcing their rights under this Royalty Deed and Right of First Refusal.

        11. Applicable Law. This Royalty Deed shall be governed by and construed in accordance with the laws of the State of New Mexico.

         EXECUTED as of the date first above written.

                                                  COBB RESOURCES CORPORATION

                                                  By /s/ CHARLES COBB
                                                    ---------------------------
                                                  Its   President
                                                     --------------------------
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                                                     HYDRO RESOURCES CORPORATION



                                                     BY: /s/ GEORGE LOTSPEICH
                                                        ------------------------

                                                     ITS:    President
                                                         -----------------------




                                                     ALTA GOLD CO.


                                                     BY: /s/ ROBERT N. PRATT
                                                        ------------------------

                                                     ITS:    President
                                                         -----------------------






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STATE OF Texas        )
                      :  ss.
COUNTY OF Brazoria    )

          The foregoing instrument was acknowledged before me this 1st day of June, 1994, by Charles Cobb, the President of Cobb Resources Corporation.


  [SEAL]      JENNIE LIND                    /s/ JENNIE LIND
      NOTARY PUBLIC, STATE OF TEXAS          -----------------------------------
          MY COMMISSION EXPIRES              NOTARY PUBLIC
             APRIL 30, 1996                  Residing at: West Columbia, Tx.
                                                          ----------------------


My Commission Expires:

       4.30.96
----------------------


STATE OF New Mexico   )
                      :  ss.
COUNTY OF Bernalillo  )

          The foregoing instrument was acknowledged before me this 7th day of June, 1994, by GEORGE O. LOTSPEICH, the President of Hydro Resources Corporation.

[SEAL]        OFFICIAL SEAL                  /s/ MILDRED W. BOARDMAN
           MILDRED W. BOARDMAN               -----------------------------------
   NOTARY PUBLIC, STATE OF NEW MEXICO        NOTARY PUBLIC
Notary Bond Filed With Secretary of State    Residing at: 501 Dyian Rd. #101
                                                          Albuquerque, NM 81102
       MY Commission Expires 5/6/97                       ----------------------


My Commission Expires:

        5/6/97
----------------------



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STATE OF Nevada  )
                 : ss.
COUNTY OF Clark  )

        The foregoing instrument was acknowledged before me this 24th day of May, 1994, by Robert N. Pratt, the President of Alta Gold Co.



                            /s/ MARGO R. BERGESON
                            ------------------------------------------------
                            NOTARY PUBLIC
                            Residing at:       Henderson, NV
                                        ------------------------------------


                               ---------------------------------------
                                     Notary Public-State Of Nevada
                                          COUNTY OF CLARK
                               [SEAL]     MARGO R. BERGESON
                                       My Commission Expires
My Commission Expires:                  December 30, 1997
     DEC. 30, 1997             ---------------------------------------
---------------------


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